Exhibit 99.2

Talison Row at Daniel Island, South Carolina

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q3 2020

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	11

Balance Sheets	12

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	13
Three and Nine Months Ended September 30, 2020 and 2019	14

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	15
Three and Nine Months Ended September 30, 2020 and 2019	15

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	16
Three and Nine Months Ended September 30, 2020 and 2019	17

Net Operating Income Bridge	18

Same-Store Portfolio Net Operating Income by Market
Three Months Ended September 30, 2020 and 2019	19
Nine Months Ended September 30, 2020 and 2019	20

Total Portfolio NOI Exposure by Market	21

Value Add Summary	22

Capital Recycling Activity	23

Debt Summary	24

Debt Covenant & Unencumbered Asset Statistics	25

Definitions	26

Independence Realty Trust

September 30, 2020

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this supplemental information.

Independence Realty Trust Announces Third Quarter 2020 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – October 28, 2020 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2020 financial results.

Third Quarter Highlights

•	Net income available to common shares of $1.1 million for the quarter ended September 30, 2020 compared to $4.9 million for the quarter ended September 30, 2019.

•	Earnings per diluted share of $0.01 for the quarter ended September 30, 2020 compared to $0.05 for the quarter ended September 30, 2019.

•	Same store net operating income (“NOI”) growth of 0.5% for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019, supported by average occupancy of 94.0%.

•

Core Funds from Operations (“CFFO”) of $19.4 million for the quarter ended September 30, 2020 compared to $17.0 million for the quarter ended September 30, 2019. CFFO per share was $0.20 for the third quarter of 2020, as compared to $0.19 for the quarter ended September 30, 2019.

•	Adjusted EBITDA of $27.1 million for the quarter ended September 30, 2020 compared to $25.7 million for the quarter ended September 30, 2019.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“Our quarter and year-to-date 2020 results reflect the continued resiliency of our portfolio and dedication of our team.” said Scott Schaeffer, Chairman and CEO of IRT. “We increased same store portfolio average occupancy on a quarter-over-quarter and year-over-year basis and delivered NOI growth of 0.5% in the third quarter, collecting 98.9% of rents billed and maintaining a conservative reserve for uncollected rents. We remain confident in our strategy, as we look to close out 2020 with positive momentum heading into 2021.”

“IRT is committed to managing our business for long-term success, as evidenced by recent advancements in our value add and capital recycling programs. In the third quarter, we progressed with renovations at 17 of our properties and have taken a proactive approach to acquiring and divesting properties which will better position our portfolio. Our actions support continued efforts to increase our return on investment at existing properties, as well as rotate capital out of non-core markets that offer limited growth potential and into core markets that fit our long-term investment criteria. We are also focused on the strength of our balance sheet, having approximately $217 million in total liquidity at quarter-end.”

Same Store Property Operating Results

	Third Quarter 2020 Compared to Third Quarter 2019(1)	Nine Months Ended 9/30/20 Compared to Nine Months Ended 9/30/19 (1)
Rental and other property revenue	3.0% increase	3.0% increase
Property operating expenses	6.8% increase	3.6% increase
Net operating income (“NOI”)	0.5% increase	2.6% increase
Portfolio average occupancy	40 bps increase to 94.0%	40 bps decrease to 93.3%
Portfolio average rental rate	2.2% increase to $1,106	3.7% increase to $1,101
NOI Margin	150 bps decrease to 58.8%	30 bps decrease to 60.2%

(1)	Same store portfolio for the three months ended September 30, 2020 includes 51 properties, which represent 14,189 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 16 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three months ended September 30, 2020.

	Third Quarter 2020 Compared to Third Quarter 2019(1)	Nine Months Ended 9/30/20 Compared to Nine Months Ended 9/30/19 (1)
Rental and other property revenue	1.2% increase	1.9% increase
Property operating expenses	6.2% increase	1.9% increase
Net operating income (“NOI”)	2.1% decrease	1.9% increase
Portfolio average occupancy	40 bps decrease to 94.6%	50 bps decrease to 94.5%
Portfolio average rental rate	0.8% increase to $1,084	1.9% increase to $1,084
NOI Margin	200 bps decrease to 58.3%	No change – 60.5%

(1)	Same store portfolio, excluding value add, for the three months ended September 30, 2020 includes 35 properties, which represent 9,193 units.

COVID-19 Metrics (1)(2)

(Dollars in thousands, except per unit data)

Rent collections	3Q 2020	3Q 2019	2Q 2020
Rent collected for the period presented, as a percentage of rent billed	98.8%	99.1%	98.2%

Deferred payment plans: (3)
Number of deferred payment plans originated	3	-	260
Amount of monthly rent deferred for period presented	$55	-	$424
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.1%	0.0%	0.9%

Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	98.9%	99.1%	99.1%

(1)	All metrics presented are for our total portfolio in the period presented.
(2)	All metrics are based on our internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)

Deferred payment plans allow residents to defer between 25% and 75% of their monthly rent for between one and three months. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term.

During the third quarter of 2020 and as a result of the COVID-19 pandemic, we recorded a $80,000 provision for bad debts. The table below presents additional details on the components of bad debt:

Components of Bad Debt (1)	3Q 2020		3Q 2019		2Q 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Charge-offs, net	$260	0.5%	$245	0.5%	$28	0.0%
Provision for bad debt	$80	0.1%	-	-	$723	1.4%
Net bad debt	$340	0.6%	$245	0.5%	$751	1.4%

(1)

Dollar amounts are in thousands and percentages are as a percentage of total rental and other property income. Bad debt is recorded as a reduction to rental and other property revenue in our consolidated statements of operations.

Operating statistics	October 2020 (1)	October 2019	3Q 2020
Rent collected for the period presented, as a percentage of rent billed	96.7%	99.5%	98.8%
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.0%	0.0%	0.1%
Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	96.7%	99.5%	98.9%
Average occupancy, total portfolio	94.9%	92.5%	94.1%
Average effective monthly rent per unit	$1,120	$1,091	$1,113
Resident retention rate	47.5%	45.8%	56.7%
Traffic (2)	9,147	10,119	45,142 (2)

(1)	October 2020 data is month-to-date through October 27, 2020.
(2)	Traffic represents instances of first contact with potential residents through email, phone call, office visit, etc. Traffic during 3Q 2020 was 22.3% higher than 3Q 2019.

Lease-Over-Lease Effective Rent Growth (1)

The table below depicts lease-over-lease effective rent growth for all new and renewal leases entered into during the respective periods for the 51-property same store portfolio.

Lease Type	Q3 2020	Q4 2020 (2)
New Leases	1.8%	7.4%
Renewal Leases	0.5%	1.3%
Total	1.1%	3.9%

(1)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(2)	For new leases and renewals commencing during Q4 2020 that were signed as of October 27, 2020.

Value Add Program

Since the inception of our value add program, we have completed renovations in 3,489 units, achieving a weighted average return on investment of 18.4% on interior renovation costs and an average 18.3% rent premium on unrenovated units.

During June and July of 2020, with traffic returning in most of our markets, we resumed renovation efforts at all five communities that had been paused in first quarter 2020. As demonstrated by these actions, we will continue to assess the potential of identified projects, including those at the six properties where the start of renovations have been delayed, as market conditions improve.

Capital Recycling

In third quarter 2020, we reengaged in capital recycling activity in support of our ongoing initiative to establish and grow our presence in markets where we see long-term growth opportunities and reevaluate those that are not attractive long-term investments.

Completed or Planned Acquisitions:

•

Tampa, FL: On July 11, 2020, we acquired a 1.1-acre parcel of land adjacent to our Vantage on Hillsborough property for $860,000. The acquisition improves the street frontage of our existing property and will allow us to add up to 51 units to the existing 348 units, pending final approvals.

•

Huntsville, AL: We are under contract to acquire a 421-unit property in Huntsville, AL. The property was built in two phases in 2014 and 2019 and the gross purchase price is $95 million. This acquisition will expand our footprint in Huntsville from 178 units to 599 units, at an average rent per unit above that of our existing total portfolio effective monthly rent per unit. This acquisition includes a contiguous land parcel approved for up to 337 additional units. We expect to close this acquisition in late November using proceeds from the dispositions mentioned below, the availability under our unsecured line of credit, and a portion of the remaining availability from our February 2020 forward equity offering.

Completed or Planned Dispositions:

•	Trails at Signal Mountain in Chattanooga, TN: On October 27, 2020, we sold this 172-unit property for $20.0 million and expect to recognize a $6.3 million gain on sale in fourth quarter 2020.
•

Live Oak Trace in Baton Rouge, LA: In early November 2020, we expect to sell this 264-unit property for $25.4 million and as a result, exit the Baton Rouge market. We expect to sell the property at a loss and therefore, we have recognized a $1.8 million impairment charge in third quarter 2020.

•

Lakeshore on the Hill in Chattanooga, TN: In late November 2020, we expect to sell this 123-unit property for $14.3 million and recognize a $3.6 million gain in fourth quarter 2020. Following this sale, we will have exited the Chattanooga market.

The three properties that we sold or expect to sell during the fourth quarter 2020 were classified as held for sale as of September 30, 2020 and were removed from our same store portfolio thereby reducing our same store portfolio from 54 properties to 51 properties.

Financial Flexibility

As of September 30, 2020, we had a total liquidity position of approximately $217 million, which includes unrestricted cash, additional capacity under our unsecured line of credit, and proceeds upon the future settlement of the unsettled portion of our forward equity offering.

Capital Expenditures

For the three months ended September 30, 2020, recurring capital expenditures for the total portfolio were $1.8 million, or $116 per unit. For the nine months ended September 30, 2020, recurring capital expenditures for the total portfolio were $4.5 million, or $283 per unit.

Distributions

On September 15, 2020, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on October 23, 2020 to stockholders of record at the close of business on October 2, 2020.

2020 EPS and CFFO Guidance

On March 26, 2020, we suspended our fiscal 2020 guidance, given the uncertainty around the length and depth of the coronavirus crisis and its impact on our business and the economy. At this time, we believe it is prudent to keep our guidance suspended and we anticipate resuming our practice of providing full year guidance when there is more clarity on economic conditions.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, October 29, 2020 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 4646712. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, November 5, 2020 by dialing 1.855.859.2056, access code 4646712.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$1,090	$789	$(372)	$23,784	$4,863
Earnings (loss) per share -- diluted	$0.01	0.01	$0.00	$0.26	$0.05
Rental and other property revenue	$54,001	$52,087	$51,156	$51,250	$51,057
Property operating expenses	$22,129	$20,974	$19,737	$19,064	$20,546
Net operating income	$31,872	$31,113	$31,419	$32,186	$30,511
NOI margin	59.0%	59.7%	61.4%	62.8%	59.8%
Adjusted EBITDA	$27,081	$25,643	$24,081	$27,427	$25,739
CORE FFO per share	$0.20	$0.19	$0.19	$0.20	$0.19
Dividends per share	$0.12	$0.12	$0.18	$0.18	$0.18
CORE FFO payout ratio	60.0%	63.2%	94.7%	90.0%	94.7%
Portfolio Data:
Total gross assets	$1,914,900	$1,916,424	$1,949,494	$1,841,738	$1,821,173
Total number of properties	58	58	58	57	57
Total units	15,805	15,805	15,805	15,554	15,536
Period end occupancy	94.4%	93.5%	92.7%	92.5%	92.8%
Total portfolio average occupancy	94.1%	92.9%	92.5%	92.5%	93.5%
Total portfolio average effective monthly rent, per unit	$1,113	$1,108	$1,100	$1,088	$1,084
Same store period end occupancy (a)	94.3%	93.4%	93.1%	92.6%	92.9%
Same store portfolio average occupancy (a)	94.0%	93.1%	92.8%	92.4%	93.6%
Same store portfolio average effective monthly rent, per unit (a)	$1,106	$1,103	$1,094	$1,089	$1,082
Capitalization:
Total debt	$1,004,237	$1,008,911	$1,049,541	$985,572	$979,330
Common share price, period end	$11.59	$11.45	$8.94	$14.08	$14.31
Market equity capitalization	$1,107,144	$1,093,822	$853,600	$1,294,545	$1,313,311
Total market capitalization	$2,111,381	$2,102,733	$1,903,141	$2,280,117	$2,292,641
Total debt/total gross assets	52.4%	52.6%	53.8%	53.5%	53.8%
Net debt to Adjusted EBITDA (pro forma) (b)	9.1x	9.2x	9.0x	8.9x	9.0x
Interest coverage	3.0x	2.8x	2.5x	2.8x	2.6x
Common shares and OP Units:
Shares outstanding	94,823,806	94,741,146	94,691,806	91,070,637	90,894,656
OP units outstanding	701,986	789,134	789,134	871,491	881,107
Common shares and OP units outstanding	95,525,792	95,530,279	95,480,939	91,942,128	91,775,763
Weighted average common shares and units	95,227,176	95,224,855	91,737,113	91,526,726	90,908,646

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended September 30, 2020 was 9.3x, 9.7x, 10.3x, 8.9x, and 9.4x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Assets:
Investments in real estate at cost	$1,815,754	$1,864,182	$1,856,760	$1,796,365	$1,732,392
Less: accumulated depreciation	(194,644)	(187,758)	(172,789)	(158,435)	(145,075)
Investments in real estate, net	1,621,110	1,676,424	1,683,971	1,637,930	1,587,317
Real estate held for sale	49,264	—	—	—	32,381
Cash and cash equivalents	9,891	11,652	57,436	9,888	6,587
Restricted cash	7,218	6,509	4,740	4,545	8,960
Other assets	12,945	14,253	10,731	10,380	16,439
Derivative assets	—	—	—	953	982
Intangible assets, net	—	74	260	410	351
Total assets	$1,700,428	$1,708,912	$1,757,138	$1,664,106	$1,653,017
Liabilities and Equity:
Indebtedness, net	$1,004,237	$1,008,911	$1,049,541	$985,572	$979,330
Accounts payable and accrued expenses	34,319	28,748	21,250	25,399	32,249
Accrued interest payable	1,888	1,970	2,099	2,196	794
Dividends payable	11,449	11,423	17,128	16,491	16,460
Derivative liabilities	33,453	34,614	30,937	7,769	12,415
Other liabilities	6,736	6,860	7,012	6,922	7,399
Total liabilities	1,092,082	1,092,526	1,127,967	1,044,349	1,048,647
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	948	947	947	911	909
Additional paid in capital	820,105	818,719	817,501	765,992	762,933
Accumulated other comprehensive income (loss)	(37,688)	(39,099)	(35,750)	(12,099)	(17,097)
Retained earnings (deficit)	(179,834)	(169,585)	(159,045)	(141,525)	(148,977)
Total shareholders' equity	603,531	610,982	623,653	613,279	597,768
Noncontrolling Interests	4,815	5,404	5,518	6,478	6,602
Total equity	608,346	616,386	629,171	619,757	604,370
Total liabilities and equity	$1,700,428	$1,708,912	$1,757,138	$1,664,106	$1,653,017

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Revenue:
Rental and other property revenue	$54,001	$52,087	$51,156	$51,250	$51,057
Other revenue	199	181	194	178	242
Total revenue	54,200	52,268	51,350	51,428	51,299
Expenses:
Property operating expenses	22,129	20,974	19,737	19,064	20,546
Property management expenses	2,078	2,077	2,156	1,950	1,901
General and administrative expenses (a)	2,912	3,574	5,376	2,987	3,113
Depreciation and amortization expense	15,232	15,231	14,828	14,213	13,434
Abandoned deal costs	—	—	130	—	—
Casualty losses	—	411	—	—	—
Total expenses	42,351	42,267	42,227	38,214	38,994
Interest expense	(8,917)	(9,202)	(9,497)	(9,873)	(9,783)
Gain on sale (loss on impairment) of real estate assets, net	(1,840)	—	—	20,679	2,390
Net income (loss)	1,092	799	(374)	24,020	4,912
(Income) loss allocated to noncontrolling interests	(2)	(10)	2	(236)	(49)
Net income (loss) available to common shares	$1,090	$789	$(372)	$23,784	$4,863
EPS - basic	$0.01	$0.01	$0.00	$0.26	$0.05
Weighted-average shares outstanding - Basic	94,456,987	94,435,722	90,895,488	90,646,142	90,027,540
EPS - diluted	$0.01	$0.01	$0.00	$0.26	$0.05
Weighted-average shares outstanding - Diluted	95,222,623	95,070,734	90,895,488	91,409,854	90,691,368
Funds From Operations (FFO):
Net Income (loss)	$1,092	$799	$(374)	$24,020	$4,912
Add-Back (Deduct):
Real estate depreciation and amortization	15,155	15,156	14,725	14,175	13,313
Net loss on impairment (gain on sale) of real estate assets excluding debt extinguishment costs	1,840	—	—	(22,862)	(5,594)
FFO	$18,087	$15,955	$14,351	$15,333	$12,631
FFO per share	$0.19	$0.17	$0.16	$0.17	$0.14
CORE Funds From Operations (CFFO):
FFO	$18,087	$15,955	$14,351	$15,333	$12,631
Add-Back (Deduct):
Stock compensation expense (a)	901	1,233	2,627	717	692
Amortization of deferred financing costs	362	362	361	370	351
Other depreciation and amortization	77	75	103	38	121
Abandoned deal costs	—	—	130	—	—
Casualty losses	—	411	—	—	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	—	—	2,184	3,204
CFFO	$19,427	$18,036	$17,572	$18,642	$16,999
CFFO per share	$0.20	$0.19	$0.19	$0.20	$0.19
Weighted-average shares and units outstanding	95,227,176	95,224,855	91,737,113	91,526,726	90,908,646

(a)	The three-months ended March 31, 2020 included $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 and 2019

Dollars in thousands, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Rental and other property revenue	$54,001	$51,057	$157,244	$151,370
Other revenue	199	242	574	425
Total revenue	54,200	51,299	157,818	151,795
Expenses:
Property operating expenses	22,129	20,546	62,840	60,504
Property management expenses	2,078	1,901	6,311	5,776
General and administrative expenses (a)	2,912	3,113	11,862	9,758
Depreciation and amortization expense	15,232	13,434	45,291	38,602
Abandoned deal costs	—	—	130	—
Casualty losses	—	—	411	—
Total expenses	42,351	38,994	126,845	114,640
Interest expense	(8,917)	(9,783)	(27,616)	(29,353)
Gain on sale (loss on impairment) of real estate assets, net	(1,840)	2,390	(1,840)	14,532
Net income (loss)	1,092	4,912	1,517	22,334
(Income) loss allocated to noncontrolling interests	(2)	(49)	(10)	(222)
Net income (loss) available to common shares	$1,090	$4,863	$1,507	$22,112
EPS - basic	$0.01	$0.05	$0.02	$0.25
Weighted-average shares outstanding - Basic	94,456,987	90,027,540	93,261,757	89,513,834
EPS - diluted	$0.01	$0.05	$0.02	$0.25
Weighted-average shares outstanding - Diluted	95,222,623	90,691,368	94,099,091	90,234,840

Funds From Operations (FFO):
Net Income (loss)	$1,092	$4,912	$1,517	$22,334
Adjustments:
Real estate depreciation and amortization	15,155	13,313	45,036	38,306
Net loss on impairment (gain on sale) of real estate assets excluding debt extinguishment costs	1,840	(5,594)	1,840	(19,765)
Funds From Operations	$18,087	$12,631	$48,393	$40,875
FFO per share	$0.19	$0.14	$0.51	$0.45
Core Funds From Operations (CFFO):
Funds From Operations	$18,087	$12,631	$48,393	$40,875
Adjustments:
Stock compensation expense (a)	901	692	4,761	2,400
Amortization of deferred financing costs	362	351	1,085	1,052
Other depreciation and amortization	77	121	255	296
Abandoned deal costs	—	—	130	—
Casualty losses	—	—	411	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	3,204	—	5,233
Core Funds From Operations	$19,427	$16,999	$55,035	$49,856
CFFO per share	$0.20	$0.19	$0.59	$0.55
Weighted-average shares and units outstanding	95,227,176	90,908,646	94,061,963	90,394,941

(a)	Included in the Nine-months ended September 30, 2020 is $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net income (loss)	$1,092	$799	$(374)	$24,020	$4,912
Add-Back (Deduct):
Depreciation and amortization	15,232	15,231	14,828	14,213	13,434
Interest expense	8,917	9,202	9,497	9,873	9,783
Net loss on impairment (gain on sale) of real estate assets	1,840	—	—	(20,679)	(2,390)
Abandoned deal costs	—	—	130	—	—
Casualty losses	—	411	—	—	—
Adjusted EBITDA	$27,081	$25,643	$24,081	$27,427	$25,739

INTEREST COST:
Interest expense	$8,917	$9,202	$9,497	$9,873	$9,783

INTEREST COVERAGE:	3.0x	2.8x	2.5x	2.8x	2.6x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
ADJUSTED EBITDA:	2020	2019	2020	2019
Net income (loss)	$1,092	$4,912	$1,517	$22,334
Add-Back (Deduct):
Depreciation and amortization	15,232	13,434	45,291	38,602
Interest expense	8,917	9,783	27,616	29,353
Net loss on impairment (gain on sale) of real estate assets	1,840	(2,390)	1,840	(14,532)
Abandoned deal costs	—	—	130	—
Casualty losses	—	—	411	—
Adjusted EBITDA	$27,081	$25,739	$76,805	$75,757

INTEREST COST:
Interest expense	$8,917	$9,783	$27,616	$29,353

INTEREST COVERAGE:	3.0x	2.6x	2.8x	2.6x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Revenue:
Rental and other property revenue	$47,881	$46,598	$46,344	$45,890	$46,493
Property Operating Expenses:
Real estate taxes	6,053	6,076	5,737	5,286	5,768
Property insurance	1,097	1,040	864	945	933
Personnel expenses	4,753	4,458	4,199	4,230	4,509
Utilities	2,789	2,448	2,660	2,521	2,537
Repairs and maintenance	2,031	1,621	1,438	1,200	1,889
Contract services	1,911	1,931	1,711	1,698	1,695
Advertising expenses	554	462	507	497	499
Other expenses	522	471	647	604	629
Total property operating expenses	19,710	18,507	17,763	16,981	18,459
Same-store net operating income (a)	$28,171	$28,091	$28,581	$28,909	$28,034
Same-store NOI margin	58.8%	60.3%	61.7%	63.0%	60.3%
Average occupancy	94.0%	93.1%	92.8%	92.4%	93.6%
Average effective monthly rent, per unit	$1,106	$1,103	$1,094	$1,089	$1,082
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$28,171	$28,091	$28,581	$28,909	$28,034
Non same-store net operating income	3,701	3,022	2,838	3,277	2,477
Other revenue	199	181	194	178	242
Property management expenses	(2,078)	(2,077)	(2,156)	(1,950)	(1,901)
General and administrative expenses	(2,912)	(3,574)	(5,376)	(2,987)	(3,113)
Depreciation and amortization expense	(15,232)	(15,231)	(14,828)	(14,213)	(13,434)
Abandoned deal costs	—	—	(130)	—	—
Casualty losses	—	(411)	—	—	—
Interest expense	(8,917)	(9,202)	(9,497)	(9,873)	(9,783)
Gain on sale (loss on impairment) of real estate assets, net	(1,840)	—	—	20,679	2,390
Net income (loss)	$1,092	$799	$(374)	$24,020	$4,912

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 and 2019

Dollars in thousands, except per unit data

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2020	2019	% change	2020	2019	% change
Revenue:
Rental and other property revenue	$47,881	$46,493	3.0%	$140,823	$136,710	3.0%
Property Operating Expenses:
Real estate taxes	6,053	5,768	4.9%	17,866	17,440	2.4%
Property insurance	1,097	933	17.6%	3,001	2,743	9.4%
Personnel expenses	4,753	4,509	5.4%	13,410	12,949	3.6%
Utilities	2,789	2,537	9.9%	7,897	7,361	7.3%
Repairs and maintenance	2,031	1,889	7.5%	5,090	5,154	-1.2%
Contract services	1,911	1,695	12.7%	5,553	5,051	9.9%
Advertising expenses	554	499	11.0%	1,523	1,433	6.3%
Other expenses	522	629	-17.0%	1,640	1,894	-13.4%
Total property operating expenses	19,710	18,459	6.8%	55,980	54,025	3.6%
Same-store net operating income (a)	$28,171	$28,034	0.5%	$84,843	$82,685	2.6%
Same-store NOI margin	58.8%	60.3%	-1.5%	60.2%	60.5%	-0.3%
Average occupancy	94.0%	93.6%	0.4%	93.3%	93.7%	-0.4%
Average effective monthly rent, per unit	$1,106	$1,082	2.2%	$1,101	$1,061	3.7%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$28,171	$28,034		$84,843	$82,685
Non same-store net operating income	3,701	2,477		9,561	8,181
Other revenue	199	242		574	425
Property management expenses	(2,078)	(1,901)		(6,311)	(5,776)
General and administrative expenses	(2,912)	(3,113)		(11,862)	(9,758)
Depreciation and amortization expense	(15,232)	(13,434)		(45,291)	(38,602)
Abandoned deal costs	—	—		(130)	—
Casualty losses	—	—		(411)	—
Interest expense	(8,917)	(9,783)		(27,616)	(29,353)
Gain on sale (loss on impairment) of real estate assets, net	(1,840)	2,390		(1,840)	14,532
Net income (loss)	$1,092	$4,912		$1,517	$22,334

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Rental and other property revenue
Same store (a)	$47,881	$46,598	$46,344	$45,890	$46,493
Non same-store	6,120	5,489	4,812	5,360	4,564
Total rental and other property revenue	54,001	52,087	51,156	51,250	51,057
Property operating expenses
Same store (a)	19,710	18,507	17,763	16,981	18,459
Non same-store	2,419	2,467	1,974	2,083	2,087
Total property operating expenses	22,129	20,974	19,737	19,064	20,546
Net operating income
Same-store (a)	28,171	28,091	28,581	28,909	28,034
Non same-store	3,701	3,022	2,838	3,277	2,477
Total property net operating income	$31,872	$31,113	$31,419	$32,186	$30,511
Reconciliation of NOI to net income (loss)
Total property net operating income	$31,872	$31,113	$31,419	$32,186	$30,511
Other revenue	199	181	194	178	242
Property management expenses	(2,078)	(2,077)	(2,156)	(1,950)	(1,901)
General and administrative expenses	(2,912)	(3,574)	(5,376)	(2,987)	(3,113)
Depreciation and amortization expense	(15,232)	(15,231)	(14,828)	(14,213)	(13,434)
Abandoned deal costs	—	—	(130)	—	—
Casualty losses	—	(411)	—	—	—
Interest expense	(8,917)	(9,202)	(9,497)	(9,873)	(9,783)
Gain on sale (loss on impairment) of real estate assets, net	(1,840)	—	—	20,679	2,390
Net income (loss)	$1,092	$799	$(374)	$24,020	$4,912

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED SEPTEMBER 30, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$6,644	$6,328	5.0%	$2,356	$2,262	4.2%	$4,288	$4,066	5.5%	95.4%	93.8%	1.7%	$1,227	$1,181	3.9%
Raleigh - Durham, NC	5	1,372	5,128	5,013	2.3%	1,898	1,838	3.3%	3,230	3,175	1.7%	94.0%	94.1%	-0.2%	1,206	1,199	0.6%
Memphis, TN	4	1,383	4,869	4,701	3.6%	1,871	1,760	6.3%	2,998	2,941	1.9%	93.8%	92.3%	1.5%	1,165	1,143	1.9%
Louisville, KY	6	1,710	5,173	5,160	0.3%	2,407	2,132	12.9%	2,766	3,028	-8.7%	88.9%	90.2%	-1.3%	1,017	1,004	1.3%
Columbus, OH	6	1,547	4,924	4,748	3.7%	2,326	2,145	8.4%	2,598	2,603	-0.2%	93.6%	93.9%	-0.3%	1,057	1,011	4.5%
Oklahoma City, OK	5	1,658	3,609	3,424	5.4%	1,615	1,474	9.6%	1,994	1,950	2.3%	95.6%	95.1%	0.5%	696	671	3.6%
Tampa-St. Petersburg, FL	3	840	3,168	2,955	7.2%	1,259	1,225	2.8%	1,909	1,730	10.3%	93.2%	92.4%	0.8%	1,284	1,187	8.1%
Indianapolis, IN	4	916	2,983	2,849	4.7%	1,365	1,278	6.8%	1,618	1,571	3.0%	95.3%	94.1%	1.2%	1,054	1,014	3.9%
Dallas, TX	3	734	2,749	2,687	2.3%	1,286	1,184	8.6%	1,463	1,503	-2.7%	95.1%	95.2%	-0.1%	1,216	1,206	0.8%
Myrtle Beach, SC - Wilmington, NC	3	628	2,011	2,001	0.5%	672	638	5.3%	1,339	1,363	-1.8%	95.2%	95.4%	-0.2%	1,046	1,053	-0.7%
Charleston, SC	2	518	2,140	2,100	1.9%	981	972	0.9%	1,159	1,128	2.7%	94.9%	92.9%	2.0%	1,299	1,314	-1.2%
Orlando, FL	1	297	1,281	1,329	-3.6%	561	476	17.9%	720	853	-15.6%	94.7%	94.7%	0.0%	1,457	1,488	-2.1%
Charlotte, NC	1	208	968	1,046	-7.5%	353	359	-1.7%	615	687	-10.5%	91.7%	96.2%	-4.5%	1,458	1,573	-7.3%
Asheville, NC	1	252	881	880	0.1%	279	264	5.7%	602	616	-2.3%	96.6%	96.4%	0.2%	1,140	1,152	-1.0%
St. Louis, MO	1	152	728	716	1.7%	277	254	9.1%	451	462	-2.4%	94.3%	95.0%	-0.7%	1,480	1,472	0.6%
Huntsville, AL	1	178	625	556	12.4%	204	198	3.0%	421	358	17.6%	98.0%	97.9%	0.1%	1,062	974	9.0%
Total/Weighted Average	51	14,189	$47,881	$46,493	3.0%	$19,710	$18,459	6.8%	$28,171	$28,034	0.5%	94.0%	93.6%	0.4%	$1,106	$1,082	2.3%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

NINE MONTHS ENDED SEPTEMBER 30, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$19,504	$18,589	4.9%	$6,866	$6,692	2.6%	$12,638	$11,897	6.2%	94.6%	94.3%	0.2%	$1,219	$1,158	5.3%
Raleigh - Durham, NC	5	1,372	15,162	14,603	3.8%	5,350	5,466	-2.1%	9,812	9,137	7.4%	93.8%	93.6%	0.2%	1,205	1,168	3.1%
Louisville, KY	6	1,710	15,417	15,203	1.4%	6,648	6,116	8.7%	8,769	9,087	-3.5%	88.9%	90.3%	-1.3%	1,016	989	2.7%
Memphis, TN	4	1,383	14,025	13,792	1.7%	5,373	5,174	3.8%	8,652	8,618	0.4%	90.6%	92.5%	-1.9%	1,160	1,114	4.1%
Columbus, OH	6	1,547	14,381	13,675	5.2%	6,697	6,005	11.5%	7,684	7,670	0.2%	93.3%	92.8%	0.5%	1,044	992	5.2%
Oklahoma City, OK	5	1,658	10,632	10,173	4.5%	4,426	4,222	4.8%	6,206	5,951	4.3%	96.0%	95.2%	0.8%	689	666	3.4%
Tampa-St. Petersburg, FL	3	840	9,028	8,863	1.9%	3,802	3,840	-1.0%	5,226	5,023	4.0%	90.3%	93.9%	-3.7%	1,257	1,172	7.2%
Indianapolis, IN	4	916	8,833	8,362	5.6%	3,704	3,617	2.4%	5,129	4,745	8.1%	95.2%	94.5%	0.7%	1,041	995	4.6%
Dallas, TX	3	734	8,129	8,038	1.1%	3,531	3,464	1.9%	4,598	4,574	0.5%	95.3%	96.0%	-0.7%	1,211	1,190	1.8%
Myrtle Beach, SC - Wilmington, NC	3	628	5,767	5,793	-0.4%	1,962	1,902	3.2%	3,805	3,891	-2.2%	92.1%	94.6%	-2.5%	1,039	1,012	2.7%
Charleston, SC	2	518	6,410	6,242	2.7%	2,873	2,883	-0.3%	3,537	3,359	5.3%	94.5%	94.0%	0.5%	1,313	1,291	1.7%
Orlando, FL	1	297	3,893	3,962	-1.7%	1,525	1,428	6.8%	2,368	2,534	-6.6%	94.8%	96.2%	-1.4%	1,479	1,468	0.8%
Charlotte, NC	1	208	3,043	3,057	-0.5%	1,028	1,076	-4.5%	2,015	1,981	1.7%	94.2%	95.5%	-1.3%	1,520	1,544	-1.6%
Asheville, NC	1	252	2,632	2,603	1.1%	821	803	2.2%	1,811	1,800	0.6%	96.2%	96.9%	-0.7%	1,147	1,131	1.4%
St. Louis, MO	1	152	2,162	2,122	1.9%	772	753	2.5%	1,390	1,369	1.5%	96.0%	94.5%	1.5%	1,468	1,459	0.6%
Huntsville, AL	1	178	1,805	1,633	10.5%	602	584	3.1%	1,203	1,049	14.7%	97.8%	97.7%	0.0%	1,041	954	9.1%
Total/Weighted Average	51	14,189	$140,823	$136,710	3.0%	$55,980	$54,025	3.6%	$84,843	$82,685	2.6%	93.3%	93.7%	-0.4%	$1,101	$1,061	3.7%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended September 30, 2020
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	6	2,020	$259,584	95.9%	1,216	4,784	15.2%
Raleigh - Durham, NC	6	1,690	245,106	94.5%	1,191	3,924	12.4%
Louisville, KY	6	1,710	200,646	88.6%	1,017	2,766	8.8%
Memphis, TN	4	1,383	148,507	95.4%	1,165	2,999	9.5%
Columbus, OH	6	1,547	155,847	93.7%	1,057	2,598	8.2%
Tampa-St. Petersburg, FL	4	1,104	180,224	93.9%	1,294	2,543	8.1%
Oklahoma City, OK	5	1,658	79,087	95.9%	696	1,994	6.3%
Dallas, TX	4	985	140,113	95.6%	1,300	2,106	6.7%
Indianapolis, IN	4	916	91,655	94.9%	1,054	1,621	5.1%
Myrtle Beach, SC - Wilmington, NC	3	628	64,441	95.3%	1,046	1,339	4.2%
Charleston, SC	2	518	80,157	95.0%	1,299	1,159	3.7%
Orlando, FL	1	297	49,038	95.1%	1,457	720	2.3%
Charlotte, NC	1	208	42,254	94.3%	1,458	615	1.9%
Asheville, NC	1	252	28,876	96.0%	1,140	602	1.9%
Chattanooga, TN (a)	2	295	27,654	98.7%	1,003	487	1.5%
St. Louis, MO	1	152	33,652	95.8%	1,480	452	1.4%
Huntsville, AL	1	178	16,560	98.4%	1,062	421	1.3%
Baton Rouge, LA (b)	1	264	27,231	93.2%	913	424	1.3%
Total/Weighted Average	58	15,805	$1,870,632	94.4%	$1,113	$31,554	100.0%

(a)	Market includes two properties classified as held for sale as of September 30, 2020 and one sold in October 2020.
(b)	Market includes one property classified as held for sale as of September 30, 2020.

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF SEPTEMBER 30, 2020

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Crestmont	Atlanta, GA	95.7%	208	199	194	151	16.3%	12,276	7,742	20,018	14.8%	9.1%
The Village at Auburn	Raleigh-Durham, NC	89.9%	328	295	273	178	17.0%	14,500	2,108	16,609	14.7%	12.8%
Jamestown (f)	Louisville, KY	85.5%	296	253	256	285	34.4%	15,242	5,161	21,203	22.5%	15.9%
Haverford	Lexington, KY	84.4%	160	135	134	90	10.6%	5,501	798	6,299	19.7%	17.2%
Pointe at Canyon Ridge	Atlanta, GA	79.8%	494	394	386	171	17.8%	9,016	1,773	10,789	22.7%	19.0%
Schirm Farms (f)	Columbus, OH	77.7%	264	205	203	87	10.2%	7,754	613	8,367	13.5%	12.5%
Stonebridge Crossing	Memphis, TN	73.4%	500	367	343	141	16.7%	10,129	1,131	11,261	16.7%	15.1%
Oxmoor (f)	Louisville, KY	73.1%	432	316	308	190	21.1%	16,124	127	16,471	14.1%	13.8%
Arbors River Oaks	Memphis, TN	71.7%	191	137	133	255	22.2%	10,620	561	11,180	28.8%	27.4%
Creekside Corners	Atlanta, GA	71.6%	444	318	304	176	18.6%	8,950	1,314	10,264	23.6%	20.6%
Brunswick Point (f)	Wilmington, NC	69.4%	288	200	195	61	6.2%	6,928	56	6,984	10.6%	10.5%
The Commons at Canal Winchester	Columbus, OH	61.7%	264	163	151	216	24.8%	10,736	402	11,137	24.2%	23.3%
Vantage at Hillsborough	Tampa, FL	53.4%	348	186	187	172	16.4%	14,251	2,155	16,406	14.5%	12.6%
Lucerne (f)	Tampa, FL	45.3%	276	125	121	230	20.5%	14,760	634	15,240	18.7%	19.1%
Waterford Landing	Atlanta, GA	35.4%	260	92	98	142	13.6%	8,728	685	9,413	19.6%	18.1%
North Park	Atlanta, GA	27.7%	224	62	67	129	12.4%	8,344	268	8,612	18.6%	18.0%
Avalon Oaks	Columbus, OH	17.9%	235	42	66	274	31.6%	11,751	1,021	12,772	28.0%	25.7%
Total/Weighted Average			5,212	3,489	3,419	$171	18.3%	$11,179	$1,731	$12,910	18.4%	15.9%

On hold (e)
Rocky Creek	Tampa, FL	0.0%	264	0	0	-	0.0%	-	-	-	0.0%	0.0%
Meadows	Louisville, KY	0.0%	400	0	0	-	0.0%	-	-	-	0.0%	0.0%
Westmont Commons	Asheville, NC	0.0%	252	0	0	-	0.0%	-	-	-	0.0%	0.0%
Walnut Hill	Memphis, TN	0.0%	362	0	0	-	0.0%	-	-	-	0.0%	0.0%
Lenoxplace	Raleigh-Durham, NC	0.0%	268	0	0	-	0.0%	-	-	-	0.0%	0.0%
Thornhill	Raleigh-Durham, NC	0.0%	318	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,864	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Grand Total/Weighted Average			7,076	3,489	3,419	$171	18.3%	$11,179	$1,731	$12,910	18.4%	15.9%
(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	Renovations at these properties have been delayed as we evaluate market conditions amid the COVID-19 pandemic.
(f)	Renovations at these properties were paused in March 2020, but were restarted in June and July 2020.

CAPITAL RECYCLING

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions to Date 2020	Market	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
The Adley at Craig Ranch	Dallas, TX	251	February 11, 2020	$51,204	$204	$1,552

Total		251		51,204	$204	$1,552

Dispositions to Date 2020	Location	Units	Disposition Date	Contract Price	Price per Unit	Average Rent Per Unit
Trails at Signal Mountain (a)	Chattanooga, TN	172	October 27, 2020	$20,000	$116	$989

Total		172		20,000	$116	$989

(a) Transaction closed subsequent to September 30, 2020.

DEBT SUMMARY AS OF SEPTEMBER 30, 2020

Dollars in thousands

	Amount	Weighted Average Rate (c)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured credit facility (a)	$241,803	1.6%	Floating	2.6
Unsecured term loans (b)	300,000	1.5%	Floating	3.6
Mortgages	467,005	3.9%	Fixed	3.4
Unamortized deferred financing costs	(4,571)
Total Debt	1,004,237	2.6%		3.3
Market Equity Capitalization, at period end	1,107,144
Total Capitalization	$2,111,381

(a)

Credit facility total capacity is $350,000, comprised entirely of an unsecured revolving line of credit, of which $241,803 was drawn as of September 30, 2020. The maturity date of borrowings under the revolving line of credit is May 9, 2023.

(b)	Comprised of a $200,000 unsecured term loan with a maturity date of January 17, 2024 and a $100,000 unsecured term loan with a maturity date of November 20, 2024.
(c)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. The effective interest rate during 3Q 2020 on our floating rate debt, after giving effect to the impact of interest rate swaps and collars, was 3.0%.

(d)

As of September 30, 2020, we maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on September 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of floating rate debt to fixed rate debt. We also maintain: (1) an interest rate collar with a $100,000 notional amount, which expires on November 20, 2024, has a floor of 1.25% and a cap of 2.00%, and (2) an interest rate collar with a $150,000 notional amount, which expires on January 17, 2024, has a floor of 2.25% and a cap of 2.50%. These collars have converted $250,000 of floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF SEPTEMBER 30, 2020

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	47.4%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.4	Yes
Unsecured leverage ratio	≤ 60%	47.8%	Yes
Unencumbered asset debt service ratio	≥ 1.3x	1.8	Yes
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Unsecured Credit Facility and Unsecured Term Loan Agreements, which are included as exhibits 10.20, 10.6, and 10.15 of our 2019 Form 10-K.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q3 2020 NOI	% of Total
Unencumbered assets	9,087	57.5%	$1,059,195	55.3%	$17,785	55.8%
Encumbered assets	6,718	42.5%	855,705	44.7%	14,087	44.2%
	15,805	100.0%	$1,914,900	100.0%	$31,872	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales or impairment of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as casualty losses and abandoned deal costs.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO provide investors with additional useful measures to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage.  The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total debt	$1,004,237	$1,008,911	$1,049,541	$985,572	$979,330
Less: cash and cash equivalents	(9,891)	(11,652)	(57,436)	(9,888)	(6,587)
Total net debt	$994,346	$997,259	$992,105	$975,684	$972,743

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Total assets	$1,700,428	$1,708,912	$1,757,138	$1,664,106	$1,653,017
Plus: accumulated depreciation	194,645	187,758	172,789	158,435	148,924
Plus: accumulated amortization	19,827	19,754	19,567	19,197	19,232
Total gross assets	$1,914,900	$1,916,424	$1,949,494	$1,841,738	$1,821,173